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                                                                      EXHIBIT 12


                          THE SHERWIN-WILLIAMS COMPANY


                    CALCULATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                      Year Ended December 31,
                               Nine Months Ended         -------------------------------------------------------------------------
                               September 30, 1995                 1994                 1993         1992        1991        1990
                             -----------------------     -----------------------    ---------    ---------    ---------   ---------
                             Historical    Pro Forma     Historical    Pro Forma
                             ----------    ---------     ----------    ---------
Earnings:
  Income before income
    taxes and cumulative
    effect of accounting
    changes                         265          268            299          294          264          226          199         187
  Fixed charges                      73           87             97          117           98           96           96          92
                                    ---          ---            ---          ---          ---          ---          ---         ---
Earnings (1)                        338          355            395          411          363          322          294         279
                                    ===          ===            ===          ===          ===          ===          ===         ===
Fixed Charges:
  Interest expense                    2           12              3           19            6            9           12          11
  Gross rent expense                 71           74             94           97           92           87           83          81
                                    ---          ---            ---          ---          ---          ---          ---         ---
Fixed charges (2)                    73           87             97          117           98           96           96          92
                                    ===          ===            ===          ===          ===          ===          ===         ===
Ratio of earnings to
  fixed charges (1)/(2)             4.6          4.1            4.1          3.5          3.7          3.4          3.1         3.0
                                    ===          ===            ===          ===          ===          ===          ===         ===
